EXHIBIT 99B.1

COMBINED STATEMENTS OF OPERATIONS               U S WEST MEDIA GROUP
(UNAUDITED)
                         Quarter Ended           Year Ended
                         December 31,     %     December 31,     %
In millions              1996    1995  Change   1996    1995  Change
------------------------------ ------- -------------- ------- -------
SALES AND OTHER REVENUES
 Directory                $351    $324    8.3  $1,259  $1,180    6.7
 Wireless                  314     265   18.5   1,183     941   25.7
 Cable                     312      50    -       488     215    -
 Other                      13      10   30.0      25      38  (34.2)
                       ----------------       ----------------
Total revenues             990     649   52.5   2,955   2,374   24.5
                       ----------------       ----------------
EXPENSES
Costs of sales and
 other revenues            340     233   45.9     966     772   25.1
Selling, general and
 administrative            354     252   40.5   1,052     886   18.7
Depreciation & amort       206      68    -       422     249   69.5
                       ----------------       ----------------
Total oper. expenses       900     553   62.7   2,440   1,907   27.9
                       ----------------       ----------------
Income from
  operations                90      96   (6.3)    515     467   10.3

Interest expense            88      11    -       168     100   68.0
Equity losses in
 unconsol ventures         122      79   54.4     346     207   67.1
Gain on merger of
 joint ven interest          -     157    -         -     157    -
Guaranteed minority
 interest expense           19      12   58.3      55      14    -
Other income
 (expense) - net             5     (19)   -       (19)      5    -
                       ----------------       ----------------
Income (loss) before
 income taxes &
 extraordinary item       (134)    132    -       (73)    308    -
Income tax (benefit)
  expense                  (53)     60    -        (2)    163    -
                       ----------------       ----------------
Income (loss) before
 extraordinary item        (81)     72    -       (71)    145    -
Extraordinary item:
 Early extinguishment
 of debt, net of tax         -       -    -         -      (4)   -
                       ----------------       ----------------
NET INCOME (LOSS)          (81)     72    -       (71)    141    -
Preferred dividends          6       -    -         9       3    -
                       ----------------       ----------------
EARNINGS (LOSS) AVAILABLE
 FOR COMMON STOCK         ($87)    $72    -      ($80)   $138    -
                       ================       ================


COMBINED STATEMENTS OF OPERATIONS               U S WEST MEDIA GROUP
(UNAUDITED)


                         Quarter Ended           Year Ended
In millions, except      December 31,     %     December 31,     %
per share amounts        1996    1995  Change   1996    1995  Change
------------------------------ ------- -------------- ------- -------
Average common shares
 outstanding (#1)(#2)    546.8   472.0   15.8   491.9   470.5    4.5
                       ================       ================

Earnings (loss) per
 common share: (#1)
 Income (loss)
  available for
  common stock before
  extraordinary item    ($0.16)  $0.15    -    ($0.16)  $0.30    -

 Extraordinary item         -       -     -        -    (0.01)   -
                       ------- -------        ------- -------
Earnings (loss) per
 common share           ($0.16)  $0.15    -    ($0.16)  $0.29    -
                       ================       ================

<F1>
#1: Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.
<F2>
#2 The average common shares outstanding for the quarter and year ended December 31, 1996, includes 150.6 million shares related to the November 15, 1996, Continental Cablevision, Inc. merger.


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